CONFORMED COPY



                            DATED 20th October, 2000


                                       By


                                  VIATEL, INC.








                                   RELATING TO


                          E170,600,000 LEASING FACILITY


                                       FOR


                               VIATEL U.K. LIMITED








                    -----------------------------------------
                        CORPORATE GUARANTEE AND INDEMNITY
                    -----------------------------------------





                                [Graphic removed]

                                      INDEX

CLAUSE                                                                      PAGE

1.       Interpretation....................................................    1
2.       Guarantee.........................................................    3
3.       Payments..........................................................    6
4.       Taxes and Calculation of Payments.................................    7
5.       Representations and Warranties....................................    8
6.       Undertakings......................................................   11
7.       Currency Indemnity................................................   12
8.       Evidence..........................................................   13
9.       Amendments and Waivers............................................   13
10.      Changes to the Parties............................................   14
11.      Set-off...........................................................   14
12.      Severability......................................................   14
13.      Counterparts......................................................   14
14.      Notices...........................................................   15
15.      Expenses..........................................................   15
16.      Further Assurance.................................................   16
17.      Language..........................................................   16
18.      Jurisdiction......................................................   16
19.      Waiver of Immunity................................................   17
20.      confidentiality...................................................   18
21.      Governing Law.....................................................   18

SCHEDULE OF COVENANTS......................................................   19

SIGNATORIES................................................................   50

THIS GUARANTEE AND INDEMNITY is dated 20th October, 2000,

BETWEEN:

(1) VIATEL, INC. a company incorporated under the laws of the State of Delaware and with its principal place of business at 685 Third Avenue, New York, NY 10017, USA (the "COMPANY"); and

(2) DRESDNER KLEINWORT BENSON FINANCE LIMITED (Registered No. 212857) whose registered office is at 20 Fenchurch Street, London EC3P 3DB (in its capacity as security trustee for and on behalf of itself and each of the Lessor Risk Parties, and together with its successors, permitted assigns and permitted transferees, the "LESSOR").

BACKGROUND:

(A) This Lease Guarantee relates to a E170,600,000 lease purchase facility to be made available to the Lessee by the Lessor on the terms of the Master Lease Purchase Agreement.

(B) It is intended that this Lease Guarantee takes effect as a deed notwithstanding that a party may execute it only under hand.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Lease Guarantee:

         "AFFILIATE"

         means a subsidiary or a holding company of a person or any other subsidiary of that holding company for which purpose "SUBSIDIARY" and "HOLDING COMPANY" have the meanings respectively given to them by section 736 and 736A of the Companies Act 1985.

         "BUSINESS DAY"

         means a day (other than a Saturday or a Sunday) on which banks are open for business in London and New York.

         "EVENT OF DEFAULT"

         means an Event of Default as that term is defined in the Master Lease Purchase Agreement.

         "GROUP"

         means, in relation to any company, that company and any company which is a holding company or subsidiary of such holding company, for which purpose "SUBSIDIARY" and "HOLDING COMPANY" have the meanings respectively given to them by section 736 and 736A of the Companies Act 1985.

         "INCAPACITY"

         means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership).

         "INDEMNIFIED PERSONS"

         means the Lessor and each other Lessor Risk Party and their respective agents, assigns, directors, employees, officers, secondees and servants and "INDEMNIFIED PERSON" shall be construed accordingly.

         "LESSEE"

         means Viatel U.K. Limited.

         "MASTER LEASE PURCHASE AGREEMENT"

         means the master lease purchase agreement of even date herewith between the Lessor and the Lessee.

         "MATERIAL CONTRACTS" includes:

         (i) any material licence issued to the Lessee, the Company or any other member of the Company's Group and required for the installation and utilisation of telecommunications networks in the Relevant Countries in which Equipment is located; or

         (ii) any other licence or agreement the termination or expiration of which would cause a Material Adverse Change.

         "MATERIAL SUBSIDIARY"

         means any Subsidiary (as defined in the Schedule of Covenants to this Lease Guarantee) which is not an Unrestricted Subsidiary (as defined in the Schedule of Covenants to this Lease Guarantee).

         "SECURED LIABILITIES"

         means all present and future obligations and liabilities (whether for the payment of money or otherwise, whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Lessee to the Lessor under the Transaction Documents together with all legal and other costs, charges and expenses which the Lessor may properly incur in enforcing or obtaining payment or performance of any such monies, obligations or liabilities from the Lessee or attempting so to do.

         "SECURITY INTEREST"

         means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

         "SECURITY PERIOD"

         means  the  period  from the date of this  Lease  Guarantee  until  the
         Secured   Liabilities   have  been   unconditionally   and  irrevocably
         discharged and paid in full.

         "VAT"

         means value added tax as provided for, in the United Kingdom, in VATA and in any other Relevant Country, equivalent legislation and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same.

         "VATA"

         means the Value Added Tax Act 1994.

1.2      Construction

         (a) The principles of construction set out in Clause 1.2 (Construction) of the Master Lease Purchase Agreement shall apply to this Lease Guarantee as if set out in full herein and as if all references therein to "this Master Agreement" were references to this Lease Guarantee.

         (b) A term defined in the Master Lease Purchase Agreement has the same meaning when used in this Lease Guarantee, unless it is otherwise defined in this Lease Guarantee or the context otherwise requires.

         (c) A person who is not a party to this Lease Guarantee may not enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

2.       GUARANTEE

2.1      GUARANTEE

         The Company irrevocably and unconditionally:

         (a)      as  principal   obligor   guarantees   to  the  Lessor  prompt
                  performance by the Lessee of all of the Secured Liabilities;

         (b) undertakes with the Lessor that whenever the Lessee does not pay any amount when due under or in connection with any Transaction Document, the Company shall forthwith on demand by the Lessor pay that amount as if the Company instead of the Lessee were expressed to be the principal obligor;

         (c) as a separate and independent stipulation, agrees that if any purported obligation or liability of the Lessee which would have been the subject of this Lease Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Lessee on any ground whatsoever whether or not known to the Lessor (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Lessee or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Lessee) the Company shall nevertheless be liable to the Lessor in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Company were the principal debtor in respect thereof and shall be paid or caused to be paid by the Company upon demand of the Lessor; and

         (d) as principal obligor and as a separate and independent obligation and liability, indemnifies the Lessor on demand against any Losses suffered by any of the Indemnified Persons from time to time in connection with or as a direct or indirect result of:

                  (i) any of the warranties and representations from the Lessee to the Lessor made in any of the Transaction Documents being untrue or inaccurate in any respect when made or deemed to be made;

                  (ii) any breach, default or failure by the Lessee duly and punctually to perform and observe any of the Secured Liabilities; and

                  (iii) any of the Transaction Documents in whole or in part being or becoming void, voidable, invalid, illegal or unenforceable as against the Lessee for any reason whatsoever, whether or not known to the Lessor.

2.2      CONTINUING GUARANTEE

         This Lease Guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Lessee under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part.

2.3      REINSTATEMENT

         (a) Where any discharge (whether in respect of the obligations of the Lessee or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Company under this Clause 2 shall continue as if the discharge or arrangement had not occurred.

         (b) The Lessor may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

2.4      WAIVER OF DEFENCES

         The obligations of the Company under this Clause 2 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 2 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or the Lessor):

         (a) any time or waiver granted to, or composition with, the Lessee or any other person;

         (b) the release of the Lessee or any other person under the terms of any composition or arrangement with any creditor of any member of the Company's Group;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Lessee or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d)      any   Incapacity  or  lack  of  powers,   authority  or  legal
                  personality of or dissolution or change in the members or status of the Lessee or any other person;

         (e) any variation (however fundamental) or replacement of a Transaction Document or any other document or security so that references to that Transaction Document in this Clause 2 shall include each variation or replacement;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or security, to the intent that the Company's obligations under this Clause 2 shall remain in full force and their guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

         (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Lessee under a Transaction Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Company's obligations under this Clause 2 be construed as if there were no such circumstance.

2.5      IMMEDIATE RECOURSE

         The Company waives any right it may have of first requiring the Lessor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 2.

2.6      APPROPRIATIONS

         Until all amounts which may be or become payable by the Lessee under or in connection with the Transaction Documents have been irrevocably paid in full, the Lessor or any other Lessor Risk Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by the Lessor or any other Lessor Risk Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

         (b) hold in an interest bearing suspense account any moneys received from the Company, or on account of the Company's liability, under this Clause 2.

2.7      NON-COMPETITION

         Until all amounts which may be or become payable by the Lessee under or in connection with the Transaction Documents have been irrevocably paid in full, the Company shall not, after a claim has been made or by virtue of any payment or performance by them under this Clause 2:

         (a) be subrogated to any rights, security or moneys held, received or receivable by the Lessor or any other Lessor Risk Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Company's liability under this Clause 2;

         (b) claim, rank, prove or vote as a creditor of the Lessee or its respective estate in competition with the Lessor (or any trustee or agent on its behalf); or

         (c)      receive,   claim  or  have  the   benefit   of  any   payment,
                  distribution or security from or on account of the Lessee, or exercise any right of set-off as against the Lessee,

         unless the Lessor otherwise directs. The Company shall hold in trust for and forthwith pay or transfer to the Lessor any payment or distribution or benefit of security received by it contrary to this Clause 2.7 or as directed by the Lessor.

2.8      ADDITIONAL SECURITY

         This Lease Guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Lessor.

3.       PAYMENTS

3.1      PLACE

         All payments by the Company under this Lease Guarantee shall be made to the Lessor in the currency and to its account at such office or bank as would be applicable to the corresponding payments by the Lessee in the relevant currency under the Master Lease Purchase Agreement.

3.2      FUNDS

         Payments under this Lease Guarantee to the Lessor shall be made for value on the due date at such times and in such funds as the Lessor may specify to the Company as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

3.3      CURRENCY

(a) Any other amount payable under this Lease Guarantee is, except as otherwise provided in this Lease Guarantee, payable in the currency in which the relevant Loss was incurred, or the relevant claim is made, by the Lessor.

3.4      SET-OFF AND COUNTERCLAIM

         All payments made by a Company under this Lease Guarantee shall be made without set-off or counterclaim.

3.5      NON-BUSINESS DAYS

         If a payment under this Lease Guarantee is due on a day which is not a Business Day, the due date for that payment shall instead be the next succeeding Business Day.

3.6      DEFAULT INTEREST

         In addition to its liability under Clause 2.1 above, the Company shall pay or cause to be paid to the Lessor, on demand, to the extent not paid by the Lessee, interest at the rate specified in Clause 6.3 (Late Payments) of the Master Lease Purchase Agreement (both before and after judgment) accruing on a day to day basis, and on the basis of a 360 day year (or a 365 day year when the amount in respect of which default interest is payable under this Clause 3.6 is denominated in a currency where it is customary for banks or financial institutions to calculate interest on such a basis), on each amount (or any part thereof) for the time being due to the Lessor under this Lease Guarantee and unpaid from the date of demand on the Company for payment until payment is made (but excluding the day on which value for any payment made is received by the Lessor).

3.7      SUSPENSE ACCOUNTS

         Any money received in connection with this Lease Guarantee (whether before or after any Incapacity of the Lessee or the Company) may be placed to the credit of an interest bearing suspense account with a view to preserving the rights of the Lessor to prove for the whole of its claims against the Lessee or any other person liable or may be applied in or towards satisfaction of such of the Secured Liabilities as the Lessor may from time to time conclusively determine in its absolute discretion.

4.       TAXES AND CALCULATION OF PAYMENTS

4.1      GROSS-UP

         All payments by the Company under this Lease Guarantee shall be made without any deduction and free and clear of and without deduction or withholding for or on account of any Taxes, except to the extent that the Company is required by law to make payment subject to any Taxes. If any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Company, under the Transaction Documents, the Company shall pay such additional amounts as may be necessary to ensure (taking into account any deduction or withholding on such additional amounts) that the Lessor receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax or any other deduction.

4.2      TAX RECEIPTS

         All Taxes required by law to be deducted or withheld by the Company from any amounts paid or payable under this Lease Guarantee shall be paid by the Company when due and the Company shall, within 30 days of the payment being made, deliver to the Lessor evidence satisfactory to the Lessor (including all relevant tax receipts) that the payment has (to the extent required by law) been duly remitted to the appropriate authority.

4.3      VALUE ADDED TAX

         Save where expressly provided to the contrary, all payments made under this Lease Guarantee are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question subject to the production by the person making the supply to the recipient of such supply of a valid VAT invoice in respect thereof.

5.       REPRESENTATIONS AND WARRANTIES

5.1      REPRESENTATIONS AND WARRANTIES

         The Company makes the representations and warranties set out in this Clause 5 to the Lessor.

5.2      STATUS

(a) It is a corporation, duly incorporated and validly existing under the laws of the State of Delaware; and

(b) it has the power to own its assets and carry on its business as it is being conducted.

5.3      POWERS AND AUTHORITY

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Lease Guarantee and the transactions contemplated by this Lease Guarantee.

5.4      LEGAL VALIDITY

         This  Lease  Guarantee   constitutes  its  legal,   valid  and  binding
         obligation enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

5.5      AUTHORISATIONS

         All authorisations (i) required in connection with the entry into, performance, validity and enforceability of this Lease Guarantee and the transactions contemplated by this Lease Guarantee or (ii) necessary to ensure the validity or enforceability of this Lease Guarantee and such transactions have been obtained or effected (as appropriate) and are in full force and effect and will remain in full force and effect until the Secured Liabilities are discharged in full.

5.6      FINANCIAL STATEMENTS

         To the extent consistent with Clause 6.2 (Financial Information), its audited consolidated financial statements most recently delivered to the Lessor:

         (a)      have  been  prepared  by  a  reputable   accounting   firm  in
                  accordance with US GAAP, consistently applied; and

         (b) fairly represent the financial condition of the Company's Group as at the date to which they were drawn up,

         and, except for matters disclosed in the Second Quarter 2000 10-Q, there has been no Material Adverse Change in the financial condition of the Company's Group taken as a whole since the date to which those accounts were drawn up.

5.7      PARI PASSU RANKING

         The obligations of the Company under this Lease Guarantee rank and will rank at least pari passu with all its other unsecured obligations, except those which are mandatorily preferred by law.

5.8      STAMP DUTIES

         No stamp or registration duty or similar taxes or charges are payable in the State of New York or the State of Delaware in respect of this Lease Guarantee.

5.9      IMMUNITY

         (a) The execution of this Lease Guarantee by the Company constitutes, and its exercise of its rights and performance of its obligations under this Lease Guarantee will constitute, private and commercial acts done and performed for private and commercial purposes; and

         (b) The Company will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the State of New York and/or England in relation to any Transaction Documents to which it is a party.

5.10     NO ADVERSE CONSEQUENCES

         Subject to the reservations (if any) contained in the legal opinion issued pursuant to paragraphs 6(ii) of Part I of Schedule 3 to the Master Lease Purchase Agreement:

         (a) it is not necessary under the laws of the States of New York or Delaware:

                  (i) in order to enable the Lessor to enforce its rights under this Lease Guarantee; or

                  (ii) by reason of the execution of this Lease Guarantee or any other Transaction Document or the performance by it of its obligations under this Lease Guarantee or any other Transaction Documents, that the Lessor should be licensed, qualified or otherwise entitled to carry on business in the States of New York or Delaware; and

         (b) the Lessor is not and will not be deemed to be resident, domiciled or carrying on business in the States of New York or Delaware by reason only of the execution, performance and/or enforcement of this Lease Guarantee or any other Transaction Document.

5.11     JURISDICTION/GOVERNING LAW

         Subject to the reservations contained in the legal opinion issued pursuant to paragraphs 6(ii) of Part I of Schedule 3 to the Master Lease Purchase Agreement:

         (a)      the:

                  (i) irrevocable submission under Clause 18 (Jurisdiction) to the jurisdiction of the courts of England;

                  (ii) agreement that this Lease Guarantee is governed by English law; and

                  (iii) agreement not to claim any immunity to which it or its assets may be entitled,

                  of the Company are legal, valid and binding under the laws of the States of New York and Delaware; and

         (b) any judgment obtained in England will be recognised and be enforceable by the courts of the States of New York and Delaware.

5.12     NON-CONFLICT

         The entry into and performance by it of, and the transactions contemplated by, this Lease Guarantee does not and will not:

         (a) conflict with any applicable law or regulation or judicial or official order; or

         (b)      conflict with the constitutional documents of the Company; or

         (c) conflict with any document which is binding upon the Company or upon any asset of the Company.

5.13     NO DEFAULT

         No other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, would reasonably be expected to constitute) a default under any document which is binding on the Company or any asset of the Company to an extent or in a manner which might effect a Material Adverse Change.

5.14     LITIGATION

         Except as otherwise disclosed in the Company's periodic filings with the U.S. Securities and Exchange Commission, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened against any member of the Viatel, Inc. Group which, if adversely determined, would effect a Material Adverse Change.

5.15     SHAREHOLDINGS

         The Lessee is a wholly owned direct or indirect subsidiary of the Company.



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

5.16     MATERIAL CONTRACTS

         Each of the Material Contracts to which the Company is a party constitutes its legal, valid and binding obligation and is enforceable by the Company in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally) and all material authorisations, approvals, consents, licences, exemptions, filings, recordings and other matters necessary in connection with the entry into, performance, validity and enforceability of the Material Contracts have been obtained and are in full force and effect.

5.17     ACCURACY OF INFORMATION

         To the best of its knowledge and belief all written information supplied by the Company to the Lessor was true as at the date that it was supplied and the Company has not failed to disclose to the Lessor any information which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Lease Guarantee and/or the Master Lease Purchase Agreement in the capacity of the Lessor.


5.18     NOTE INDENTURES

         The covenants contained in the Schedule of Covenants to this Lease Guarantee are not materially less onerous than the covenants contained in the Indenture (as that term is defined in the Schedule of Covenants) which Indenture contains, on an overall basis, the most onerous covenants imposed on the Company in any Indenture entered into by the Company.

5.19     TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out above in this Clause 5 shall survive the execution of this Lease Guarantee and shall be deemed to be repeated on (i) the date of this Lease Guarantee and (ii) other than the representations and warranties set out in Clause 5.6, each Initial Term Start Date.

6.       UNDERTAKINGS

6.1      DURATION

         The undertakings in this Clause 6 of, and in the Schedule of Covenants to, this Lease Guarantee remain in force from the date of this Lease Guarantee for so long as any amount is or may be outstanding under the Transaction Documents.

6.2      FINANCIAL INFORMATION

         The Company will supply to the Lessor:

         (i) as soon as the same are available (and in any event within 120 days of the end of each of its financial years) its audited consolidated financial statements for that financial year; and

         (ii) as soon as the same are available (and in any event within 60 days of the end of each of its financial quarters) its unaudited consolidated financial statements for that financial quarter.

6.3      INFORMATION - MISCELLANEOUS

         The Company will supply to the Lessor:

         (a) all documents that are not filed at the Securities and Exchange Commission in the United States despatched by the Company to its shareholders or public debtholders (or any class of them) or by it to its creditors generally (or any class of them) at the same time as they are despatched;

         (b) as soon as reasonably practicable after becoming aware thereof, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending which if adversely determined, would effect a Material Adverse Change; and

         (c) promptly such further information in the possession or control of the Company regarding the financial condition and operations of the Company as the Lessor may reasonably request.

6.4      NOTIFICATION OF POTENTIAL EVENT OF DEFAULT

         As soon as practicable after becoming aware thereof, the Company shall notify the Lessor of any Event of Default or Potential Event of Default together with details of any action being taken in connection therewith.

6.5      AUTHORISATIONS

         The Company will promptly:

         (a)      obtain, maintain and comply with the terms of; and

         (b)      supply certified copies to the Lessor of,

         any authorisation required under any applicable law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, this Lease Guarantee.

6.6      PARI PASSU RANKING

         The Company will procure that its obligations under this Lease Guarantee do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law.

6.7      MATERIAL CONTRACTS

         The Company undertakes that it will and will procure that the Lessee, each Permitted Sub-Lessee and each Material Subsidiary will:

         (a) comply in all material respects with all its obligations under the Material Contracts to which it is a party; and

         (b)      maintain  and in good  faith  enforce  its  rights  under  the
                  Material Contracts to the extent necessary to ensure its compliance with its obligations under the Transaction Documents.

6.8      COVENANTS/UNDERTAKINGS IN THE SCHEDULE OF COVENANTS

         The Company undertakes that it will comply with each of the covenants and undertakings set out in the Schedule of Covenants to this Lease Guarantee.


7.       CURRENCY INDEMNITY

         (a) If the Lessor receives an amount in respect of the Company's liability under this Lease Guarantee or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under this Lease
                  Guarantee:

                  (i)      the  Company   shall   indemnify  the  Lessor  as  an
                           independent obligation against any Losses arising out of or as a result of the conversion;

                  (ii) if the amount received by the Lessor, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Company shall forthwith on demand pay to the Lessor an amount in the contractual currency equal to the deficit; and

                  (iii) the Company shall forthwith on demand pay to the Lessor concerned any exchange costs and taxes payable in connection with any such conversion.

         (b) The Company waives any right it may have in any jurisdiction to pay any amount under this Lease Guarantee in a currency other than that in which it is expressed to be payable.

8.       EVIDENCE

8.1      ACCOUNTS

         Accounts maintained by the Lessor in connection with this Lease Guarantee are prima facie evidence of the matters to which they relate.

8.2      CERTIFICATES AND DETERMINATIONS

         Any certification or determination by the Lessor of a rate or amount under this Lease Guarantee is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

9.       AMENDMENTS AND WAIVERS

9.1      PROCEDURE

         Any term of this Lease Guarantee may be amended or waived with the agreement of the Company and the Lessor.

9.2      WAIVERS AND REMEDIES CUMULATIVE

         The rights of the Lessor under this Lease Guarantee:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

10.      CHANGES TO THE PARTIES

10.1     TRANSFERS BY THE COMPANY

         Except as provided by paragraph 2.16 of the Schedule of Covenants, the Company may not assign, transfer, novate or dispose of any of, or any interest in, their rights and/or obligations under this Lease Guarantee.

10.2     TRANSFERS BY LESSOR

         (a) The Company consents to any assignment, transfer, novation or Lease Participation Arrangement made under and in accordance with the terms of the Master Lease Purchase Agreement.

         (b) Any reference in this Lease Guarantee to a Lessor includes the Lessor's permitted successors, assigns and transferees.

         (c)      The  Company   acknowledges  the  provisions  of  Clause  22.3
                  (Dealings by the Lessor) of the Master Lease Purchase Agreement and agrees, that its consent will not be unreasonably withheld, conditioned or delayed in connection with any assignment or transfer proposed by the Lessor in accordance with Clause 22.3 (Dealings by the Lessor) of the Master Lease Purchase Agreement.

11.      SET-OFF

         The Lessor may set off any matured obligation owed by the Company under this Lease Guarantee (to the extent beneficially owned by the Lessor) against any obligation (whether or not matured) owed by the Lessor to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lessor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Lessor may set off in an amount estimated by it in good faith to be the amount of that obligation.

12.      SEVERABILITY

         If a provision of this Lease Guarantee is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of this Lease Guarantee; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of this Lease Guarantee.

13.      COUNTERPARTS

         This Lease Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Lease Guarantee.

14.      NOTICES

14.1     GIVING OF NOTICES

         All notices or other communications under or in connection with this Lease Guarantee shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

         (a)      if by letter, when delivered  personally or on actual receipt;
                  and

         (b)      if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

14.2     ADDRESSES FOR NOTICES

(a)      The address and facsimile number of the Company are:

         685 Third Avenue
         New York
         New York 10017

         Facsimile:        00 1 212 350 9250
         Attention:        General Counsel

         or such other address or facsimile number as the Company may notify to the Lessor by not less than five Business Days' notice.

(b)      The address and facsimile number of the Lessor are:

         PO Box 18075
         Riverbank House
         2 Swan Lane
         London  EC4R 3UX

         Facsimile:        +44 (0) 20 7475 9594
         Attention:        Kevin Whiting, Leasing Team
         or such other address or facsimile number as the Lessor may notify to the Company by not less than five Business Days' notice.

15.      EXPENSES

         The Company shall indemnify the Lessor, on a full indemnity basis, from and against, and on demand reimburse the Lessor for, all costs, charges and expenses properly incurred by the Lessor in exercising or enforcing or endeavouring to exercise or enforce, any right or remedy conferred upon the Lessor hereunder or by law including in connection with any action brought by the Lessor to recover any payment due hereunder, or relating to any breach of any covenant or obligation in this Lease Guarantee, whether or not any such action progresses to judgment.

16.      FURTHER ASSURANCE

         The Company agrees from time to time, at its sole expense, to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the Lessor to establish, maintain and protect the rights and remedies of the Lessor and to carry out and effect the intent and purpose of this Lease Guarantee.

17.      LANGUAGE

         (a) Any notice given under or in connection with this Lease Guarantee shall be in English.

         (b) All other documents provided under or in connection with this Lease Guarantee shall be:

                  (i)      in English; or

                  (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

18.      JURISDICTION

18.1     SUBMISSION

         For the benefit of the Lessor, the Company agrees that the courts of England have jurisdiction to settle any disputes in connection with this Lease Guarantee and accordingly submits to the jurisdiction of the English courts.

         Without prejudice to the immediately preceding paragraph and for the benefit of the Lessor, the Company agrees that any New York State court or Federal court sitting in New York City has jurisdiction to settle any disputes in connection with this Lease Guarantee and accordingly submits to the jurisdiction of those courts.

18.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, the Company:

         (a) irrevocably appoints as its agent for service of process Viatel UK Limited in relation to any proceedings before the English courts in connection with this Lease Guarantee;

         (b) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned;

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 14 (Notices); and

         (d) agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the Company shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Lessor is entitled to appoint such a person by notice to the Company.

18.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         The Company:

         (a) waives objection to the English, New York State and United States' courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Lease Guarantee; and

         (b) agrees that a judgment or order of an English, New York State or United States' court in connection with this Lease Guarantee is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

18.4     NON-EXCLUSIVITY

         Nothing  in this  Clause  18 limits  the  right of the  Lessor to bring
         proceedings   against  the  Company  in  connection   with  this  Lease
         Guarantee:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

18.5     WAIVER OF JURY TRIAL

         EACH PARTY TO THIS LEASE GUARANTEE WAIVES ANY RIGHTS IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS LEASE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. In the event of litigation, this Lease Guarantee may be filed as a written consent to a waiver of jury trial.

19.      WAIVER OF IMMUNITY

         The Company irrevocably and unconditionally:

         (a) agrees that if the Lessor brings proceedings against it or its assets in relation to this Lease Guarantee, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

         (b) waives any such right of immunity which it or its assets now has or may subsequently acquire; and

         (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use but subject to any third party rights therein) of any order or judgment which may be made or given in those proceedings.

20.      CONFIDENTIALITY

         This  Lease   Guarantee  and  the  other   Transaction   Documents  are
         confidential information of the Company, the Lessee and the Lessor. Neither the Company nor the Lessor (or any member of the Lessor's Group) shall disclose to any person any information relating to this Lease Guarantee and the other Transaction Documents other than:

         (a)      to its respective employees or agents; or

         (b) to any prospective or actual Lessor Risk Parties having a need to know for the purposes of determining whether to enter into negotiations or negotiating and documenting this transaction; or

         (c)      if required to do so by any Applicable Law,

         without, in the case of the Company, the prior written consent of the Lessor (who shall not unreasonably withhold or delay its consent, provided that, without prejudice to any other right to withhold its consent, the Lessor shall be entitled to withhold its consent unless and until it has obtained the prior written consent of Nortel to such disclosure) and, in the case of the Lessor, the prior written consent of the Company (which the Company shall not unreasonably withhold or delay). If the Company or the Lessor is required at any time to disclose any such information contained in this Lease Guarantee or any of the other Transaction Documents, the Company or the Lessor, as the case may be, shall promptly notify the Lessor or, as the case may be, the Company and at the request and expense of the Lessor or, as the case may be, the Company will request confidential treatment of the information identified by the Lessor or, as the case may be, the Company as confidential and the Lessor or, as the case may be, the Company shall agree (such agreement not to be unreasonably withheld or delayed, provided always that, without prejudice to any other right to withhold its agreement, the Lessor shall be entitled to withhold its agreement unless and until it has obtained the prior written consent of Nortel) the form of disclosure (unless there is a statutory form or requirement).

         For the avoidance of doubt, this Clause 20 shall not apply in respect of information which is in or which comes into the public domain other than as a result of a breach of this Clause 20.

21.      GOVERNING LAW

         This Lease Guarantee is governed by English law.

This Lease Guarantee has been entered into as a deed on the date stated at the beginning of this Lease Guarantee.

                              SCHEDULE OF COVENANTS

1.       DEFINITIONS AND CONSTRUCTION

1.1      DEFINITIONS

         In this Schedule 1, the following words, terms and phrases shall have the following meanings:

         "ACQUIRED INDEBTEDNESS"

         means Indebtedness of a Person existing at the time such Person becomes a Material Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Material Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Material Subsidiary or such Asset Acquisition.

         "ADJUSTED CONSOLIDATED NET INCOME"

         means for any period, the aggregate net income (or loss) of the Company and its Material Subsidiaries for such period determined in conformity with generally accepted accounting principles;

         PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

         (i) the net income (or loss) of any Person that is not a Material Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Material Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Material Subsidiary in such Person during such period;

         (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Paragraph 2.2
                  (iv)(C) hereof (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Material Subsidiary or is merged into or consolidated with the Company or any of its Material Subsidiaries or all or
                  substantially all of the property and assets of such Person are acquired by the Company or any of its Material Subsidiaries; (iii) the net income of any Material Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Material Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Material Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales and sales of capacity or dark fibres; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to Paragraph 2.2 (iv)(C) hereof, any amount paid or accrued as dividends on Preferred Stock of the Company or any Material Subsidiary owned by Persons other than the Company and any of its Material Subsidiaries; (vi) all extraordinary gains and extraordinary losses; and (vii) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company.

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS"

         means the total amount of assets of the Company and its Material Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Material Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Material Subsidiaries supplied to the Lessor in accordance with Clause 6.2 of this Lease Guarantee.

         "AFFILIATE"

         means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "ASSET ACQUISITION"

         means:

         (i) an investment by the Company or any of its Material Subsidiaries in any other Person pursuant to which such Person shall become a Material Subsidiary or shall be merged into or consolidated with the Company or any of its Material Subsidiaries;

         PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Company or any of its Material Subsidiaries on the date of such investment; or

         (ii) an acquisition by the Company or any of its Material Subsidiaries of the property and assets of any Person other than the Company or any of its Material Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of the Company or any of its Material Subsidiaries on the date of such acquisition.

         "ASSET DISPOSITION"

         means the sale or other disposition by the Company or any of its Material Subsidiaries (other than to the Company or another Material Subsidiary) of (i) all or substantially all of the Capital Stock of any Material Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Material Subsidiaries.

         "ASSET SALE"

         means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its

         Material Subsidiaries to any Person other than the Company or any of its Material Subsidiaries of:

         (i)      all or any of the Capital Stock of any Material Subsidiary;

         (ii) all or substantially all of the property and assets of a division or line of business of the Company or any of its Material Subsidiaries; or

         (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Material Subsidiaries outside the ordinary course of business of the Company or such Material Subsidiary and, in each case, that is not governed by Paragraph 2.16 (When Company may merge etc.) of this Schedule;

         PROVIDED that "Asset Sale" shall not include:

         (a) sales or other dispositions of inventory, receivables and other current assets;

         (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Paragraph 2.2 hereof;

         (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million in any transaction or series of related transactions;

         (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in Paragraph 2.8 (b)(i)(B) hereof;

         (e)      any liquidation of Temporary Cash Investments; or

         (f) a transfer, directly or indirectly, of receivables or other payment rights arising from a transfer of indefeasible rights of use or dark fibre, which transfer of receivables or rights is to a special purpose entity created for the purpose of issuing securities to be paid or redeemed from, or beneficial interests in, the cash or revenues generated from the assets transferred; PROVIDED that the consideration received by the Company is at least equal to the fair market value of the asset transferred and the proceeds are used by the Company (A) to repay unsubordinated Indebtedness of the Company owed to a Person other than the Company or a Material Subsidiary, (B) to invest in the manner described in Paragraph 2.8 (b)(i)(B) hereof or (C) for working capital purposes or (g) other transfers of capacity or dark fibre.

         "AVERAGE LIFE"

         means at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
         (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "BOARD OF DIRECTORS"

         means the Board of Directors of the Company as required by the context or any committee of such Board of Directors duly authorized to act under the Indenture.

         "BOARD RESOLUTION"

         means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Company as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Lessor.

         "BUSINESS DAY"

         means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or in the City of London are authorised or required by law to close.

         "CAPITAL STOCK"

         means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on 19th March, 1999 or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

         "CAPITALISED LEASE"

         means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "CAPITALISED LEASE OBLIGATIONS"

         means the discounted present value of the rental obligations under a Capitalized Lease.

         "CHANGE OF CONTROL"

         means such time as (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d) (2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on 19th March, 1999 constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination to the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on 19th March, 1999 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "COMMISSION"

         means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "COMMON STOCK"

         means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such common stock.

         "COMPANY"

         means Viatel, Inc.

         "CONSOLIDATED EBITDA"

         means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense,
         (ii) income taxes, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Material Subsidiaries in conformity with GAAP; PROVIDED that, if any Material Subsidiary is not a Wholly Owned Material Subsidiary,
         Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Material Subsidiary multiplied by (B) the percentage ownership interest in the income of such Material Subsidiary not owned on the last day of such period by the Company or any of its Material Subsidiaries.

         "CONSOLIDATED INTEREST EXPENSE"

         means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Material Subsidiaries, and all but the principal component of rentals in respect of Capitalised Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Material Subsidiaries during such periods).

         "CONSOLIDATED LEVERAGE RATIO"

         means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Material Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) four times Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been presented to the Lessor in accordance with Clause 6.2 of this Lease Guarantee; PROVIDED that, in making the foregoing calculation, (A) PRO FORMA effect shall be given to the Incurrence or repayment of any Indebtedness to be Incurred or repaid on the Transaction Date; (B) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving

         PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the then most recent four fiscal quarters through the Transaction Date (the "REFERENCE PERIOD"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Material Subsidiary or has been merged with or into the Company or any Material Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Material Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (B) or (C) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available,

         "CONSOLIDATED NET WORTH"

         means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Material Subsidiaries or, as the case may be, of the Lessee or any Permitted Sub-Lessee or, as the case may be, of any company and its Group into which the Company, the Lessee or any Permitted Sub-Lessee may merge or to which the Company, Lessee or Permitted Sub-Lessee may sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets and with which it is consolidated in accordance with Paragraph 2.16 (which shall be as of a date not more than 90 days prior to the date of such computation, and which, in the case of the Company, shall not take into account Unrestricted Subsidiaries), including, without limitation, the respective amounts reported on such balance sheet attributable to Preferred Stock, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries or, as the case may be, of the Lessee or any Permitted Sub-Lessee or, as the case may be, of the Company into which the Company, the Lessee or any Permitted Sub-Lessee may merge or to which the Company, Lessee or Permitted Sub-Lessee may sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets and with which it is consolidated in accordance with Paragraph 2.16 or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52 of the United States of America).

         "CURRENCY AGREEMENT"

         means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "DISQUALIFIED STOCK"

         means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the end of the Final Initial Term, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the end of the Final Initial Term or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the end of the Final Initial Term; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the end of the Final Initial Term shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Paragraphs 2.8 and 2.10 hereof, and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's prepayment of the applicable Capital Outstanding pursuant to Paragraphs 2.8 and 2.10 hereof.

         "EXCESS PROCEEDS"

         has the meaning provided in Paragraph 22.8 hereof.

         "EXCHANGE ACT"

         means the Securities Exchange Act of 1934 of the United States of America, as amended.

         "FAIR MARKET VALUE"

         means the price that would be paid in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "FINAL INITIAL TERM"

         means:

         (a) at any time during the Commitment Period, the period from the date of this Agreement until the date which falls 36 months after the end of the Commitment Period; and

         (b) after the end of the Commitment Period, the Initial Term which has the latest Initial Term Start Date.

         "GAAP"

         means generally accepted accounting principles in the United States of America as in effect as of 19th March, 1999, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Schedule shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Schedule shall be made without giving effect to (i) the amortization or write-off of any expenses incurred in connection with negotiating, agreeing and executing the Transaction Documents and
         (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "GUARANTEE"

         means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment
         of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business) , to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HOLDER" or "NOTEHOLDER"

         means the registered holder of any Note.

         "INCUR"

         means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "INDEBTEDNESS"

         means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money,
         (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v) , (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person,
         (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations, as described above, and the maximum liability at such time with respect to contingent obligations upon the occurrence of the contingency giving rise to the obligation, which, in the case of a Guarantee, shall be the outstanding balance of the Guaranteed Indebtedness, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness.

         "INDENTURE"

         means the Senior Euro Notes Indenture dated as of 19th March, 1999 and entered into by the Company (as issuer) with The Bank of New York (as trustee) as originally executed or as it nay be amended or supplemented from time to time by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof.

         "INTEREST RATE AGREEMENT"

         means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

         "INVESTMENT"

         in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding extensions of credit to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Material Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, motes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Material Subsidiary as an Unrestricted Subsidiary and
         (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Material Subsidiaries, of (or in) any Person that has ceased to be a Material Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Paragraph 2.3 hereof; PROVIDED that the fair market value of the Investment remaining in any Person that has ceased to be a Material Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Paragraph
         2.2 hereof;

         "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Material Subsidiaries)) of any Material Subsidiary at the time that such Material Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Material Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Material Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         "LIEN"

         means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

         "MATERIAL SUBSIDIARY"

         means the Lessee or Permitted Sub-Lessee and any other Subsidiary of the Company other than an Unrestricted Subsidiary.

         "NET CASH PROCEEDS"

         means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Material Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
         (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Material Subsidiaries, taken as a whole, (iii) payments made or required to be made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) payments made or required to be made to Persons having a beneficial interest in the assets subject to the Asset Sale, and (v) appropriate amounts to be provided by the Company cc any Material Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Material Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "NOTES"

         means any of the Notes, as defined in the Indenture or any other indenture entered into by the Company, that are authenticated and delivered under any such indenture and remain outstanding as at the date of this Lease Guarantee. For all purposes of this Schedule, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes.

         "OFFER TO PURCHASE"

         means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:
         (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a PRO RATA basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "PAYMENT DATE"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;
         (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of Euro 1,000 or an integral multiple thereof. On the Payment Date, the Company shall (i) accept for payment on a PRO RATA basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of Euro 1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

         "OFFICER"

         means, with respect to the Company, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

         "OFFICERS' CERTIFICATE"

         means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; PROVIDED, HOWEVER, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
         (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

         "PAYING AGENT"

         has the meaning provided in Section 2.4 of the Indenture.

         "PERMITTED INVESTMENT"

         means (i) an Investment in the Company or a Material Subsidiary or a Person which will, upon the making of such Investment, become a
         Material Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Company or a Material Subsidiary; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of the Company or any of its Material Subsidiaries on the date of such Investment;
         (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;
         (iv) Investments received in the bankruptcy or reorganization of a Person or any exchange of such Investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes or acquired as the result of foreclosure of any secured Investment and, in each case, extensions, modifications and renewal thereof; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits; (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Material Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; (vii) loans or advances to officers or employees of the Company or any Material Subsidiary that do not in the aggregate exceed $1 million at any time outstanding; (viii) investments consisting of securities issued by or beneficial interests in a special purpose entity referred to in clause (f) of the definition of "Asset Sale" and which are received in exchange for assets that are transferred by the Company or a Material Subsidiary to such special purpose entity and used for the purpose referred to therein; (ix) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Paragraph 2.8 hereof, and (x) securities set aside at the time of Incurrence of Indebtedness in order to prefund the payment of interest on such Indebtedness.

         "PERMITTED JOINT VENTURE"

         means any joint venture between the Company or any Material Subsidiary and (i) any Person, other than a Subsidiary, engaged in the provision or sale of telecommunications services or (ii) any Person engaged as an independent sale representative of the Company; PROVIDED that, prior to making any Investment in such a Person, the Company's Board of Directors shall have determined that such Investment fits the Company's strategic plan and is on terms that are fair and reasonable to the Company.

         "PERMITTED WHOLESALE CONSORTIUM"

         means any Person in which the Company invests for the principal purpose of leasing or otherwise acquiring transmission rights with respect to long distance telecommunications; PROVIDED that, prior to making any Investment in such a Person, the Company's Board of Directors shall have determined that such Investment will afford the Company greater economic benefits than it could otherwise obtain from other sources of transmission rights.

         "PERSON"

         means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "POTENTIAL EVENT OF DEFAULT"

         means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "PREFERRED STOCK" or "PREFERRED STOCK"

         means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

         "SECURITIES ACT"

         means the Securities Act of 1933, as amended.

         "STATED MATURITY"

         means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final instalment of principal of such debt security is due and payable and (ii) with respect to any scheduled instalment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such instalment is due and payable.

         "STRATEGIC SUBORDINATED INDEBTEDNESS"

         means Indebtedness of the Company Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the business conducted by the Company or any of its Material Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) is expressly made subordinate in right of payment to the Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company's obligations under the Notes; PROVIDED that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution, the sale of Capital Stock (other than Disqualified Stock) of the Company, or other Strategic Subordinated Indebtedness Incurred after the Incurrence of such Indebtedness.

         "SUBSIDIARY"

         means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "TEMPORARY CASH INVESTMENT"

         means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, eurodollar time deposits, bankers' acceptances, certificates of deposit and money market deposits, in each case maturing within one year of the date of acquisition thereof and issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
         (ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P, (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, and (vi) shares or other interests in an investment company the assets of which consist solely of (A) securities of the type described in clauses (i) through (v) above and (B) mortgage-backed securities rated AAA or the equivalent by S&P, Moody's or Fitch Investor Services, Inc.

         "TIA"

         means, the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbb), as amended from time to time.

         "TRADE PAYABLES"

         means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "TRANSACTION DATE"

         means, with respect to the Incurrence of any Indebtedness by the Company or any of its Material Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "TRUSTEE"

         means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of Article Seven of the Indenture, and thereafter means such successor.

         "UNRESTRICTED SUBSIDIARY"

         means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Material Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Material Subsidiary; PROVIDED that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Material Subsidiary (or both, if applicable) at the time of such designation; (B) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or
         (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Clause 2.2 hereof and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in Clause (A) of this proviso would be permitted under Clause 2.1 hereof and Clause
         2.2 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Material Subsidiary; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Lease Guarantee. Any such designation by the Board of Directors shall be evidenced to the Lessor by promptly filing with the Lessor a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "VOTING STOCK"

         means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WHOLLY OWNED"

         means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

1.2      RULES OF CONSTRUCTION

         Unless the context otherwise requires:

         (i)      a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (iii)    "or" is not exclusive;

         (iv) words in the singular include the plural, and words in the plural include the singular;

         (vi) "herein," `hereof' and other words of similar import refer to this Schedule as a whole and not to any particular Paragraph or other subdivision; and

         (vii) all references to Paragraphs refer to Paragraphs of this Schedule unless otherwise indicated.

2.       COVENANTS

2.1      LIMITATION ON INDEBTEDNESS

         (a) The Company will not, and will not permit any of its Material Subsidiaries to, Incur any Indebtedness (other than the Notes, any Indebtedness under the Transaction Documents and Indebtedness existing on 19th March, 1999); PROVIDED that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

                  Notwithstanding the foregoing, the Company and any Material Subsidiary (except as specified below) may Incur each and all of the following:

                  (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $100 million of Indebtedness that is PARI PASSU with or subordinated to the Notes and the Transaction Documents and $150 million of Indebtedness that is subordinated to the Notes and the Transaction Documents, less any amount of such Indebtedness permanently repaid as provided under paragraph 2.8 below;

                  (ii)     Indebtedness owed:

                           (A) by any Material Subsidiary to the Company or another Material Subsidiary; or

                           (B)      by the Company to any Material Subsidiary;

                           PROVIDED that any event which results in any such Material Subsidiary ceasing to be a Material Subsidiary or any subsequent transfer of such
                           Indebtedness (other than to the Company or another Material Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this Paragraph 2.1(a)(ii);

                  (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to repay, redeem, defease, refinance, refund, extend, renew, replace, discharge or otherwise retire any then outstanding Indebtedness (other than Indebtedness Incurred under Paragraph 2.1(a) sub paragraph (i), (ii), (iv), (vi), (viii),
                           (xi) or (xii)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, penalties, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the Notes and for the Transaction Documents or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the Notes and the Capital Outstanding under the Transaction Documents shall only be permitted under this sub paragraph (iii) if:

                           (A) in case the Notes or, as the case may be, the Capital Outstanding under the Transaction Documents are refinanced in part or the Indebtedness to be refinanced is PARI PASSU with the Notes and the Capital Outstanding under the Transaction Documents, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU with, or subordinate in right of payment to, the remaining Notes or, as the case may be, the Capital Outstanding under the Transaction Documents;

                           (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes and the Capital Outstanding under the Transaction Documents, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and the Capital Outstanding under the Transaction Documents at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and the Capital Outstanding under the Transaction Documents; and

                           (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the end of the Final Initial Term or, if earlier, the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded,

                           PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Material Subsidiary pursuant to this sub paragraph (iii);

                  (iv)     Indebtedness:

                           (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business;

                           (B) under Currency Agreements and Interest Rate Agreements;

                           PROVIDED that such agreements:

                                    (a)      are designed  solely to protect the
                                             Company  or  any  of  its  Material
                                             Subsidiaries  against  fluctuations
                                             in foreign currency  exchange rates
                                             or interest rates; and

                                    (b)      do not increase the Indebtedness of
                                             the obligor outstanding at any time
                                             other   than   as   a   result   of
                                             fluctuations  in  foreign  currency
                                             exchange rates or interest rates or
                                             by reason of fees,  indemnities and
                                             compensation   payable  thereunder;
                                             and

                                    (C)      arising from  agreements  providing
                                             for indemnification,  adjustment of
                                             purchase     price    or    similar
                                             obligations,  or from Guarantees or
                                             letters of credit,  surety bonds or
                                             performance   bonds   securing  any
                                             obligations  of the  Company or any
                                             of   its   Material    Subsidiaries
                                             pursuant to such agreements, in any
                                             case  Incurred in  connection  with
                                             the  disposition  of any  business,
                                             assets   or   Material   Subsidiary
                                             (other    than     Guarantees    of
                                             Indebtedness Incurred by any Person
                                             acquiring  all  or any  portion  of
                                             such  business,  assets or Material
                                             Subsidiary   for  the   purpose  of
                                             financing such  acquisition),  in a
                                             principal  amount not to exceed the
                                             gross proceeds actually received by
                                             the   Company   or   any   Material
                                             Subsidiary in connection  with such
                                             disposition;

                  (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly:

                           (A) used to purchase the Notes tendered in an Offer to Purchase made as a result of a Change in Control; or

                           (B) used to exercise the prepayment right in respect of the Capital Outstanding (or the relevant part thereof) in accordance with Clause 16.3 of the Master Lease Purchase Agreement;

                  (vi) Guarantees of the Notes, the Lease Guarantee and Guarantees of Indebtedness of the Company by any Material Subsidiary PROVIDED the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07 of the Indenture;

                  (vii) Indebtedness (including Guarantees) Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of acquiring equipment, inventory or network assets (including acquisitions by way of Capitalised Lease and acquisitions of the Capital Stock of a Person that becomes a Material Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Company or a Material Subsidiary after the date upon which the Master Lease Purchase Agreement is executed by the Lessor and the Lessee;

                  (viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times:

                           (A) the Net Cash Proceeds received by the Company after 19th March, 1999 as a capital contribution or from the issuance and sale of its Capital Stock (other than

                                    Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent:

                                    (I)      such  capital  contribution  or Net
                                             Cash  Proceeds  have not been  used
                                             pursuant to paragraph 2.2(iv)(C)(2)
                                             or sub-paragraph  (iii), (iv), (vi)
                                             or (vii) of paragraph 2.2(iv)(C) of
                                             this  Schedule to make a Restricted
                                             Payment; and

                                    (II)     if such capital contribution or Net
                                             Cash    Proceeds    are   used   to
                                             consummate a  transaction  pursuant
                                             to   which   the   Company   Incurs
                                             Acquired  Indebtedness,  the amount
                                             of such Net Cash  Proceeds  exceeds
                                             one-half  of the amount of Acquired
                                             Indebtedness so Incurred; and

                           (B)      80% of the fair  market  value  of  property
                                    (other  than  cash  and  cash   equivalents)
                                    received by the Company after 19th March, 1999 from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent:

                                    (I)      such capital  contribution  or sale
                                             of Capital  Stock has not been used
                                             pursuant  to  sub-paragraph  (iii),
                                             (iv),  (vi) or (vii)  of  paragraph
                                             2.2(iv)(C)   hereof   to   make   a
                                             Restricted Payment; and

                                    (II)     if  such  capital  contribution  or
                                             Capital Stock is used to consummate
                                             a transaction pursuant to which the
                                             Company       Incurs       Acquired
                                             Indebtedness,   80%  of  the   fair
                                             market   value   of  the   property
                                             received  exceeds  one-half  of the
                                             amount of Acquired  Indebtedness so
                                             Incurred    PROVIDED    that   such
                                             Indebtedness  does not mature prior
                                             to the  end of  the  Final  Initial
                                             Term and has an Average Life longer
                                             than the Capital  Outstanding under
                                             the Transaction Documents;

                  (ix)     Acquired Indebtedness;

                  (x)      Strategic Subordinated Indebtedness;

                  (xi) Indebtedness in respect of bankers' acceptance and letters of credit, all in the ordinary course of business, in an aggregate amount outstanding at any time of up to $10 million;

                  (xii) Indebtedness arising from the honouring by a bank or other financial institution of a check, or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, PROVIDED that such Indebtedness is extinguished within three Business Days of Incurrence.

         (b) Notwithstanding any other provision of this Paragraph 2.1, the maximum amount of Indebtedness that the Company or a Material Subsidiary may Incur pursuant to this Paragraph 2.1 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

         (c) For purposes of determining any particular amount of Indebtedness under this Paragraph 2.1, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Paragraph 2.1 shall not be treated as Indebtedness. For purposes of determining compliance with this Paragraph 2.1, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in sub-paragraphs (i) to (xii) of Paragraph 2.1(a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

2.2      LIMITATION ON RESTRICTED PAYMENTS

         The Company will not, and will not permit any Material Subsidiary, directly or indirectly to:

         (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and PRO RATA dividends or distributions on Common Stock of Material Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Material Subsidiaries;

         (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

                  (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person; or

                  (B) a Material Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Material Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company;

         (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the amounts outstanding under the Transaction Documents; or

         (iv) make any Investment (after 19th March 1999), other than a Permitted Investment, in any Person (such payments or any other actions described in subparagraphs (i) through (iv) above being collectively "RESTRICTED PAYMENTS")

         if, at the time of, and after giving effect to, the proposed Restricted
         Payment:

                  (A) a Potential Event of Default or Event of Default shall have occurred and be continuing;

                  (B) the Company could not Incur at least $1.00 of Indebtedness under Paragraph 2.1(a); or

                  (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after 19th March, 1999 shall exceed the sum of:

                           (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Material Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following 19th March, 1999 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Lessor pursuant to Clause 6.3 of the Guarantee; PLUS

                           (2) the aggregate Net Cash Proceeds received by the Company after 19th March, 1999 as a capital contribution or from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Guarantee of Indebtedness of the Company for cash subsequent to 19th March, 1999 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the end of the Final Initial Term), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to sub-paragraph (viii) of Paragraph 2.1(b); PLUS

                           (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person
                                    resulting   from  payments  of  interest  on
                                    Indebtedness, dividends, repayments of loans
                                    or advances,  or other  transfers of assets,
                                    in each case to the Company or any  Material
                                    Subsidiary  or from  the Net  Cash  Proceeds
                                    from the return of capital,  redemption,  or
                                    sale of any such Investment (except, in each
                                    case,  to the  extent  any such  payment  or
                                    proceeds are included in the  calculation of
                                    Adjusted  Consolidated Net Income),  or from
                                    redesignations of Unrestricted  Subsidiaries
                                    as  Material  Subsidiaries  (valued  in each
                                    case  as  provided  in  the   definition  of
                                    "INVESTMENTS"),  or from the  release of any
                                    Guarantee  that   constituted  a  Restricted
                                    Payment, to the extent of such release, not to exceed, in each case, the amount of Investments previously made by the Company or any Material Subsidiary in such Person or Unrestricted Subsidiary.

         The foregoing provision shall not be violated by reason of:

         (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

         (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes and the amounts outstanding under the Transaction Documents including premium; if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Paragraph 2.1(a)(iii) of this Schedule;

         (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

         (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes and the amounts outstanding under the Transaction Documents in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

         (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Paragraph 2.16;

         (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company or any of its Material Subsidiaries on the date of such Investments; PROVIDED that the aggregate amount of Investments made pursuant to this sub-paragraph (vi) does not exceed $30 million at any one time outstanding;

         (vii) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company or the Net Cash Proceeds from the issuance and sale of such Capital Stock, PROVIDED that such proceeds are so used within 180 days of the receipt thereof;

         (viii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) from an employee or former employee of the Company or any of its Subsidiaries (or from such person's estate, heirs or representatives) in connection with such employee's death, disability or termination of employment, PROVIDED that the aggregate amount expended pursuant to this paragraph does not exceed $1 million per annum plus the cumulative amount of such per annum limit not used in prior years and the cash proceeds from such Investments, PROVIDED that such proceeds are used within 180 days of the receipt thereof;

         (ix) Investments in Permitted Wholesale Consortiums and Permitted Joint Ventures not exceeding, at the time of the Investment, the sum of:

                  (A) 10% of the consolidated revenue of the Company (excluding with respect to Persons in whom an equity interest is owned by Persons other than the Company and its Material Subsidiaries, the PRO RATA share of such revenue attributable to such other equity holders) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter immediately following 19th March, 1999 and ending on the last day of the last fiscal quarter preceding the date of such Investment; and

                  (B) the Net Cash Proceeds from the disposition of the Company's interest in any such Permitted Wholesale Consortium or Permitted Joint Venture; and

         (x) other Restricted Payments in an aggregate amount not to exceed $10 million, increased by the amount of any Restricted Payment made pursuant to this Paragraph 2.2 (iv) to (x) that is an Investment and is not outstanding,

         PROVIDED that, except in the case of sub-paragraph (i) and (iii), no Potential Event of Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in sub-paragraph (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in sub-paragraph (iii) or (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any capital contribution or any issuance of Capital Stock referred to in Paragraph 2.2(iv)(C), (ii), (iii), (iv) and (vi), shall be included in calculating whether the conditions of Paragraph 2.2(iv)(C) have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the repayment of Capital Outstanding under the Transaction Documents or the redemption, repurchase or other acquisition of Indebtedness that is PARI PASSU with the Capital Outstanding under the Transaction Documents, then the Net Cash Proceeds of such issuance shall be included in Paragraph 2.2(iv)(C) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         Any Restricted Payments made in other than cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans, return on capital and release of Guarantees, in each case of or to the Company and its Material Subsidiaries with respect to such Investment (up to the amount of such investment on the date made).

2.3      LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF MATERIAL
         SUBSIDIARIES

         The Company will not sell, and will not permit any Material Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Material Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock)

         EXCEPT:

         (i)      to any Company or a Wholly Owned Material Subsidiary;

         (ii) issuances of director's qualifying shares or sales to non-United States of America nationals of shares of Capital Stock of non-United States of America Material Subsidiaries, to the extent required by applicable law;

         (iii) if, immediately after giving effect to such issuance or sale, such Material Subsidiary would no longer constitute a Material Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under paragraph 2.2 if made on the date of such issuance or sale;

         (iv) a pledge or hypothecation of or Lien on any Capital Stock of a Subsidiary to the extent not prohibited under paragraph 2.6; or

         (v) sales by the Company or Material Subsidiaries of Common Stock of a Material Subsidiary, PROVIDED that the Company or such Material Subsidiaries apply the Net Cash Proceeds, if any, of any such sale in accordance with paragraph 2.8(b)(i), sub-paragraphs (A) or (B).

2.4      LIMITATION ON ISSUANCES OF GUARANTEES BY MATERIAL SUBSIDIARIES

         The Company will not permit any Material Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is PARI PASSU with or subordinate in right of payment to the Notes or the amounts outstanding under the Transaction Documents ("Guaranteed Indebtedness"), unless:

         (i) such Material Subsidiary simultaneously executes and delivers a supplement to this Lease Guarantee providing for a Guarantee (a "Subsidiary Guarantee") of payment of the amounts outstanding under the Transaction Documents by such Material Subsidiary; and

         (ii) such Material Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Material Subsidiary as a result of any payment by such Material Subsidiary under its Subsidiary Guarantee;

         PROVIDED that this paragraph shall not be applicable to any Guarantee of any Material Subsidiary that existed at the time such Person became a Material Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Material Subsidiary. If the Guaranteed Indebtedness is

         (A) PARI PASSU with the Capital Outstanding under the Transaction Documents, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee; or

         (B) subordinated to the Capital Outstanding under the Transaction Documents, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Capital Outstanding under the Transaction Documents.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Material Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

         (i) any sale, exchange or transfer, to any Person not an Affiliate of any Company, of all of the Company's and each Material Subsidiary's Capital Stock in, or all or substantially all the assets of, such Material Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture); or

         (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

2.5      LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

(a) The Company will not, and will not permit any Material Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Material Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Material Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

(b)      The foregoing limitation does not limit, and shall not apply to:

         (i) transactions; (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Material Subsidiary delivers to the Lessor a written opinion of a nationally recognised investment banking firm stating that the transaction is fair to the Company or such Material Subsidiary from a financial point of view;

         (ii) any transaction solely between the Company and any of its Material Subsidiaries or solely between Material Subsidiaries;

         (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

         (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

         (v) compensation, indemnification and other benefits paid or made available to officers, directors and employees in the ordinary course of business in connection with services actually rendered and consistent with past practice;

         (vi) transactions in accordance with the Existing Stockholder Agreements as in effect on 19th March, 1999; or

         (vii) any Restricted Payments not prohibited by Paragraph 2.2 of the Indenture.

         Notwithstanding the foregoing, any transaction or series of related transactions covered by the sub-paragraph (a) of this paragraph 2.5 and not covered by sub-paragraphs (b)(ii) through (b)(v) of this Paragraph, the aggregate amount of which exceeds $2.0 million in value, must be approved or determined to be fair in the manner provided for in sub-paragraph (b)(i) (A) or (B) of this Paragraph 2.5.

2.6      LIMITATION ON LIENS

         The Company will not, and will not permit any Material Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Material Subsidiary, without making effective provision for all obligations under the Transaction Documents and all other amounts due under this Lease Guarantee to be directly secured equally and rateably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment of the amounts outstanding under the Transaction Documents, prior to) the obligation or liability secured by such Lien.

         The foregoing limitation does not apply to:

         (i)      Liens existing on 19th March, 1999;

         (ii) Liens granted after 19th March, 1999 on any assets or Capital Stock of the Company or their Material Subsidiaries created in favour of the Holders or the Lessor;

         (iii) Liens with respect to the assets of a Material Subsidiary granted by such Material Subsidiary to the Company or a Wholly Owned Material Subsidiary to secure Indebtedness owing to the Company or such other Material Subsidiary;

         (iv) Liens securing Indebtedness permitted to be Incurred under paragraph 2.1(a)(iii) which is Incurred to refinance secured Indebtedness; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Material Subsidiary other than the property or assets securing the Indebtedness being refinanced;

         (v) Liens on the Capital Stock of, or any property or assets of, a Material Subsidiary securing Indebtedness of such Material Subsidiary permitted under paragraph 2.1;

         (vi) Liens on the Capital Stock of Material Subsidiaries that own a substantial portion of assets financed with Indebtedness Incurred under paragraph 2.1(a)(vii) if such liens secure only such Indebtedness; or

         (vii)    Permitted Liens.

2.7      LIMITATION ON SALE-LEASEBACK TRANSACTIONS

         The Company will not, and will not permit any Material Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or its Material Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or its Material Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred; PROVIDED that a sale-leaseback transaction shall not include any lease in connection with which any Company or its Material Subsidiary acquires assets or property in anticipation of the substantially contemporaneous sale or transfer to the lessor under such lease.

         The  foregoing   restriction  does  not  apply  to  any  sale-leaseback
         transaction if:

         (i) the lease is for a period, including renewal rights, of not in excess of three years;

         (ii)     the  lease  secures  or  relates  to  industrial   revenue  or
                  pollution control bonds;

         (iii) the transaction is solely between a Company and any of its Material Subsidiary or solely between Material Subsidiaries; or

         (iv) the Company or any of its Material Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with paragraph 2.8(b)(i), sub-paragraph (A) or (B).

2.8      LIMITATION ON ASSET SALES

(a) The Company will not, and will not permit any of its Material Subsidiaries to, consummate any Asset Sale, unless:

         (i) the consideration received by the Company or such Material Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

         (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments.

(b) In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Material Subsidiaries from one or more Asset Sales occurring on or after the date hereof in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission), then the Company shall or shall cause its relevant Material Subsidiary to:

         (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets;

                  (A)      apply  an  amount  equal  to  such  excess  Net  Cash
                           Proceeds to permanently repay unsubordinated Indebtedness of the Company, or any Material Subsidiary providing a Subsidiary Guarantee pursuant to paragraph 2.4 or Indebtedness of any other Material Subsidiary, in each case owing to a Person other than a Company or any of its Material Subsidiaries; or

                  (B) invest an equal amount, or the amount not so applied pursuant to sub-paragraph (A) above (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), either in property or assets (other than current assets) of a nature or type or that are used in a business, or in a company having property and assets of a nature or type, or engaged in a business, in either case similar or related to the nature or type of the property and assets of, or the business of, the Company or any of its Material Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution); and

         (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Paragraph 2.8. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the day prior to the end of such period shall constitute "EXCESS PROCEEDS".

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to a prepayment of Capital Outstanding pursuant to this Paragraph 2.8 totals at least $10 million, the Company must exercise, not later than the fifteenth Business Day of such month, the prepayment right in respect of the Capital Outstanding (or part thereof) in accordance with Clause 16.3 (Voluntary Termination) of the Master Lease Purchase Agreement equal to the Excess Proceeds on such date.

2.9      PROHIBITION ON SALE OR OTHER DISPOSAL OF EQUIPMENT

         The Company will not, and will not permit any of its Material Subsidiaries, to sell or otherwise dispose (or purport so to do) any of the Equipment other than in accordance with the provisions of Clause
         16.3 (Voluntary Termination) of the Master Lease Purchase Agreement.

2.10     CHANGE OF CONTROL

         The Company would not permit or effect a Change of Control in respect of itself, the other Guarantor (if any), the Lessee or any of the Permitted Sub-Lessees unless, concurrently with, or prior to, such Change of Control being consummated, the Lessee exercises, or has exercised, the prepayment right under Clause 16.3 (Voluntary Termination) of the Master Lease Purchase Agreement in respect of such amount of the Capital Outstanding as is equal to:

         (a) in the case of a proposed Change of Control of the Company, the other Guarantor (if any), or the Lessee the whole of the Capital Outstanding;

         (b) in the case of a proposed Change of Control of any of the Permitted Sub-Lessees, so much of the Capital Outstanding as relates to the Equipment sub-leased to that Permitted Sub-Lessee,

         and the Lessee has unconditionally and irrevocably paid to the Lessor an amount equal to the Capital Outstanding (or the relevant part thereof) together with all the other amounts referred to in Clause 16.3 (Voluntary Termination) of the Master Lease Purchase Agreement.

2.11     EXISTENCE

         Except as otherwise provided or permitted in this Schedule, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Material Subsidiaries in accordance with the respective organisational documents of the Company and each such Subsidiary (as the same may be amended from time to time) and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Material Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Material Subsidiaries taken as a whole.

2.12     PAYMENT OF TAXES AND OTHER CLAIMS

         The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent:

         (i) all material taxes, assessments and governmental charges levied or imposed upon:

                  (a)      the Company or any such Subsidiary;

                  (b) the income or profits of any such Subsidiary which is a corporation; or

                  (c)      the  property of the Company or any such  Subsidiary;
                           and

         (ii) all material lawful claims for labour, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary;

         PROVIDED that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings, for which adequate reserves have been established.

2.13     MAINTENANCE OF PROPERTIES AND INSURANCE

         The Company will cause all properties used or useful in the conduct of its business or the business of any of its Material Subsidiaries, to be maintained and kept in good condition, repair and working order
         (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED that nothing in this Paragraph 2.13 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

         The Company will provide or cause to be provided, for itself and its Material Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Material Subsidiary, as the case may be, is then conducting business.

2.14     COMPLIANCE CERTIFICATES

         The principal accounting officer and the principal financial officer of the Company shall certify to the Lessor in writing, on or before a date not more than 90 days after the end of each fiscal year of the Company, that a review has been conducted of the activities of the Company and its Material Subsidiaries and the Company's and its Material Subsidiaries' performance under this Lease Guarantee and that the Company has fulfilled all obligations hereunder, or, if there has been a default in the fulfilment of any such obligation, specifying each such default and the nature and status thereof. The Company shall also notify the Lessor of any default or defaults in the performance of any covenants or agreements under this Lease Guarantee.

2.15     WAIVER OF STAY, EXTENSION OR USURY LAWS

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the amounts outstanding from time to time under the Transaction Documents as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Lease Guarantee; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lessor, but will suffer and permit the execution of every such power as though no such law had been enacted.

2.16     WHEN COMPANY MAY MERGE, ETC.

         (a) The Company will not, and will not permit the Lessee or any Permitted Sub-Lessee to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company or the Lessee or such Permitted Sub-Lessee unless:

                  (i)      the   Company  or  the   Lessee  or  such   Permitted
                           Sub-Lessee or another member of the Company's Group shall be the continuing Person, or:

                           (A) the Person (if other than the Company or the Lessee or such Permitted Sub-Lessee) formed by any such consolidation involving the Company or into which the Company is merged or that acquired or leased such property and assets of the Company or the Lessee or such Permitted Sub-Lessee shall be a corporation organised and validly existing under the laws of the United States of America or any jurisdiction thereof or a company or corporation organised and validly existing under the laws of the jurisdiction of the entity with which such merger is made; and

                           (B) the Person (if other than the Company or the Lessee or such Permitted Sub-Lessee) shall expressly assume, by supplemental agreements, executed and delivered to the Lessor, all of the obligations of the Company, the Lessee or the Permitted Sub-Lessee, as the case may be, under each of the Transaction Documents to which the Company or the Lessee or such Permitted Sub-Lessee is a party;

                  (ii) immediately after giving effect to such transaction, no Potential Event of Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a PRO FORMA basis:

                           (A) if the Company is merging or selling, conveying, transferring, leasing or otherwise disposing of all or substantially all of its assets, the Consolidated New

                                    Worth of the company  becoming the successor
                                    obligor under the Transaction Documents must
                                    be at least  equal to the  Consolidated  Net
                                    Worth  of  the  Company  and  its   Material
                                    Subsidiaries   immediately   prior   to  the
                                    merger; and

                           (B) if the Lessee or a Permitted Sub-Lessee is merging or selling, conveying, transferring, leasing or otherwise disposing of all or substantially all of its assets, the Consolidated Net Worth of the Company and its Material Subsidiaries after such merger must be at least equal to the Consolidated Net Worth of the Company and its Material Subsidiaries immediately prior to such merger and the ownership interest of the Company in the company becoming the successor obligor under the Transaction Documents must have a share of the Consolidated Net Worth of such successor obligor which is at least equal to the share of the Consolidated Net Worth of the Lessee or, as the case may be, the Permitted Sub-Lessee owned by the Company (directly or indirectly, legally or beneficially) immediately prior to the merger;

                  (iv) immediately after giving effect to such transaction on a PRO FORMA basis, the Company, or any Person becoming the successor obligor to the Company under the Transaction Documents, as the case may be, could Incur at least $1.00 of Indebtedness under paragraph 2.1(a); PROVIDED that this sub-paragraph (iv) shall not apply to (1) a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor to the Company under the Transaction Documents, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture or (2) a consolidation, merger or sale of all or substantially all of the assets of the Company if, immediately after giving effect to such transaction on a PRO FORMA basis, the Company or any Person becoming the successor obligor under the Transaction Documents shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; and

                  (v) the Company or the Lessee or such Permitted Sub-Lessee delivers to the Lessor an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with sub-paragraphs (iii) and
                           (iv) above) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

                  PROVIDED, HOWEVER, that sub-paragraphs (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or the Lessee or such Permitted Sub-Lessee; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

(b) Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company or the Lessee or such Permitted Sub-Lessee in accordance with Paragraph 2.16(a), the successor Person formed by such consolidation or into which the Company or the Lessee or such Permitted Sub-Lessee is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Lessee or such Permitted Sub-Lessee under the Transaction Documents with the same effect as if such successor Person had been named as the Company or the Lessee or such Permitted Sub-Lessee herein.

                                   SIGNATORIES


COMPANY

EXECUTED as a deed by               )
VIATEL, INC.                        )
a company duly incorporated         )
in the state of New York            )
acting by Allan L. Shaw             )
and James P. Prenetta, Jr.          )
acting under the                    )
authority of that company           )
                                           ALLAN L. SHAW
                                    ............................................
                                    Director

                                           JAMES P. PRENETTA, JR.
                                    ............................................
                                    Director



LESSOR

DRESDNER KLEINWORT BENSON FINANCE LIMITED

By:

         KEVIN JOHN WHITING

         (AUTHORISED SIGNATORY)


         RICHARD ALASTAIR BIRCH

         (AUTHORISED SIGNATORY)